Press Release

RLJ Lodging Trust Reports Fourth Quarter
and Full Year 2013 Results

- Full year Pro forma RevPAR increased 7.2%
- Acquired more than $200 million of assets in high-growth markets in 2013

Bethesda, MD, February 26, 2014 – RLJ Lodging Trust (the “Company”) (NYSE: RLJ) today reported results for the quarter and year ended December 31, 2013.

Full Year Highlights

•	Pro forma RevPAR increased 7.2%, Pro forma ADR increased 4.4% and Pro forma Occupancy increased 2.6%

•	Pro forma Hotel EBITDA Margin increased 47 basis points to 34.5%, adjusted for the non-comparable Courtyard Waikiki Beach ground rent

•	Pro forma Consolidated Hotel EBITDA increased 8.2% to $339.3 million

•	Adjusted FFO increased 32.9% to $246.6 million

•	Acquired seven properties, including five hotels and two hotel conversion opportunities, for over $200.0 million in high-growth markets

•	Completed first follow-on offering with net proceeds of $327.5 million

•	Completed a comprehensive $565.0 million refinancing with expected annualized savings of approximately $10.0 million

•	Declared an aggregate cash dividend of $0.855 per share, representing an increase of approximately 22% over the prior year

Fourth Quarter Highlights

•	Pro forma RevPAR increased 3.9%, Pro forma ADR increased 1.0% and Pro forma Occupancy increased 2.8%

•	Pro forma Consolidated Hotel EBITDA increased to $81.5 million

•	Adjusted FFO increased 23.5% to $62.7 million

“2013 was another excellent year for RLJ as we continued to execute our growth strategy,” commented Thomas J. Baltimore, Jr., President and Chief Executive Officer. “Our well-diversified portfolio once again delivered industry leading RevPAR growth, which resulted in a cumulative growth of more than 22% over the past three years. Furthermore, we entered into new dynamic markets and strengthened our fortress balance sheet with the successful completion of our first follow-on equity raise and comprehensive refinancing. Our efforts have positioned us for significant long-term growth.”

Financial and Operating Results
Performance metrics such as Occupancy, Average Daily Rate (“ADR”), Revenue Per Available Room (“RevPAR”), Hotel EBITDA, and Hotel EBITDA Margin are pro forma. The prefix “pro forma” as defined by the Company, denotes operating results which include results for periods prior to its ownership. Pro forma RevPAR and Pro forma Hotel EBITDA Margin are reported on a comparable basis and therefore exclude non-comparable hotels that were not open for operation or closed for renovations for comparable periods. Explanations of EBITDA, Adjusted EBITDA, Hotel EBITDA, FFO, and Adjusted FFO, as well as reconciliations of those measures to net income or loss, if applicable, are included at the end of this release.

Pro forma RevPAR for the quarter ended December 31, 2013, increased 3.9% over the comparable period in 2012, driven by a Pro forma ADR increase of 1.0% and a Pro forma Occupancy increase of 2.8%. Among the Company’s top six markets, the best performers in the quarter were Denver and Houston which experienced RevPAR growth of 13.4% and 11.4%, respectively. For the year ended December 31, 2013, Pro forma RevPAR increased 7.2% over the comparable period in 2012, driven by a Pro forma ADR increase of 4.4% and a Pro forma Occupancy increase of 2.6%.

Pro forma Hotel EBITDA Margin for the quarter ended December 31, 2013, decreased 101 basis points over the comparable period in 2012 to 33.4%, adjusted for the non-comparable Courtyard Waikiki Beach ground rent. For the year ended December 31, 2013, Pro forma Hotel EBITDA Margin increased 47 basis points over the comparable period in 2012 to 34.5%, adjusted for the non-comparable Courtyard Waikiki Beach ground rent.

Pro forma Consolidated Hotel EBITDA includes the results of non-comparable hotels. For the quarter ended December 31, 2013, Pro forma Consolidated Hotel EBITDA increased $0.1 million to $81.5 million, representing a 0.2% increase over the comparable period in 2012. For the year ended December 31, 2013, Pro forma Consolidated Hotel EBITDA increased $25.7 million to $339.3 million, representing an 8.2% increase over the comparable period in 2012.

Adjusted EBITDA for the quarter ended December 31, 2013, increased $6.3 million to $77.0 million, representing an 8.9% increase over the comparable period in 2012. For the year ended December 31, 2013, Adjusted EBITDA increased $43.4 million to $311.1 million, representing an increase of 16.2% over the comparable period in 2012.

Adjusted FFO for the quarter ended December 31, 2013, increased $11.9 million to $62.7 million, representing a 23.5% increase over the comparable period in 2012. For the year ended December 31, 2013, Adjusted FFO increased $61.0 million to $246.6 million, representing a 32.9% increase over the comparable period in 2012.

Adjusted FFO per diluted share and unit for the quarter and year ended December 31, 2013, was $0.51 and $2.06, respectively, based on the Company’s diluted weighted-average common shares and units outstanding of 123.4 million and 119.6 million for each period, respectively.

Non-recurring items for the year ended December 31, 2013, include a gain of $4.9 million related to the acquisition of Residence Inn Atlanta Midtown Historic through a foreclosure sale, a gain of $3.3 million related to the extinguishment of indebtedness on the Courtyard Goshen, a gain of $2.4 million related to the extinguishment of indebtedness on the SpringHill Suites Southfield, a gain of $2.1 million related to the sale of Fairfield Inn & Suites Memphis, $1.0 million related to accelerated amortization of deferred financing fees, and $0.1 million of accelerated deferred management fees related to the disposed assets.

Non-recurring items are included in net income attributable to common shareholders but have been excluded from Adjusted EBITDA and Adjusted FFO, as applicable. A complete listing is provided in the Non-GAAP reconciliation tables for the quarter and year ended December 31, 2013 and 2012.

Net income attributable to common shareholders for the quarter ended December 31, 2013, was $27.4 million compared to $13.7 million in the comparable period in 2012. For the year ended December 31, 2013, net income attributable to common shareholders was $112.9 million compared to $41.3 million in the comparable period in 2012.

Net cash flow from operating activities for the year ended December 31, 2013, totaled $251.4 million compared to $176.1 million for the comparable period in 2012.

Acquisitions/Dispositions
For the year ended December 31, 2013, the Company acquired five hotels and two hotel conversion opportunities for a gross purchase price of $213.3 million: the Humble Oil Building complex which consists of two hotels and one apartment building, the 399-room Courtyard Waikiki Beach, the 150-room Vantaggio Suites Cosmo, the 78-room Residence Inn Atlanta Midtown Historic, and the 106-room SpringHill Suites Portland Hillsboro.

On March 19, 2013, the Company acquired the historic Humble Oil Building complex in downtown Houston for a purchase price of $79.5 million, or approximately $151,000 per key based on a combined forward room count of 528 keys. The Humble Oil Building is a three-tower complex which consists of a 191-room Courtyard Houston Downtown Convention Center, a 171-room Residence Inn Houston Downtown Convention Center, and an 82-unit apartment tower which is currently undergoing a conversion to a 166-room SpringHill Suites.

On June 17, 2013, the Company acquired the 399-room Courtyard Waikiki Beach for a purchase price of $75.3 million, or approximately $189,000 per key.

On June 21, 2013, the Company acquired the 150-room Vantaggio Suites Cosmo for a purchase price of $29.5 million, or approximately $197,000 per key. The hotel is currently closed for a $19.0 million multi-phase conversion to a Courtyard by Marriott that includes increasing the number of rooms at the hotel.

On August 6, 2013, the Company acquired the 78-room Residence Inn Atlanta Midtown Historic. The Company purchased a mortgage loan collateralized by the hotel for approximately $5.0 million in November 2009. The Company initiated and successfully acquired the asset through a foreclosure sale after the borrower defaulted on the loan. The hotel is currently closed and undergoing a comprehensive renovation.

On October 8, 2013, the Company acquired the 106-room SpringHill Suites Portland Hillsboro for a purchase price of $24.0 million, or approximately $226,000 per key.

During the year, the Company also disposed of three hotels. On May 30, 2013, the Company transferred title of the SpringHill Suites Southfield to its lenders pursuant to a deed in lieu of foreclosure and on August 28, 2013, the Courtyard Goshen was transferred to an affiliate of its lender through a foreclosure auction.

On November 18, 2013, the Company sold the Fairfield Inn & Suites Memphis for $2.5 million.

Subsequent Events
Subsequent to year end, in February the Company announced that it had entered into a definitive purchase and sale agreement to acquire a portfolio of 10 hotels totaling 1,560 rooms consisting of Hyatt, Hyatt Place and Hyatt House branded hotels for a purchase price of approximately $313.0 million. The Company also announced the sale of a portfolio of 11 hotels for approximately $85.0 million.

Balance Sheet
In March 2013, the Company completed its first follow-on equity offering with net proceeds of approximately $327.5 million. The offering was upsized by approximately 20% and the underwriters’ option to purchase additional common shares was fully exercised.

In September 2013, the Company completed a comprehensive refinancing of approximately $565.0 million of secured debt using proceeds from a new $350.0 million five-year term loan, a $100.0 million expansion of the Company’s existing seven-year term loan, and a $150.0 million secured debt financing. The Company also executed interest rate swaps on the new floating rate debt to minimize risks of future interest rate fluctuations. As a result of this comprehensive refinancing, the Company expects to realize approximately $10.0 million of interest expense savings in 2014.

As of December 31, 2013, the Company had $332.2 million of unrestricted cash on its balance sheet, $300.0 million available on its revolving credit facility, and $1.4 billion of debt outstanding. The Company’s ratio of net debt to Adjusted EBITDA for the trailing twelve month period was 3.4 times.

Dividends
The Company’s Board of Trustees declared a cash dividend of $0.205 and a special dividend of $0.035 per common share of beneficial interest in the fourth quarter. The dividend was paid on January 15, 2014, to shareholders of record as of December 31, 2013.

For the year ended December 31, 2013, the Company distributed a total dividend of $0.855 per common share of beneficial interest, representing an increase of approximately 22% over the prior year’s annual distribution.

2014 Outlook
The Company’s outlook excludes recent hotel sales and does not include the pending acquisition of 10 hotels from Hyatt. The outlook excludes potential future acquisitions and dispositions, which could result in a material change to the Company’s outlook. The 2014 outlook is also based on a number of other assumptions, many of which are outside the Company’s control and all of which are subject to change. Pro forma operating statistics include results for periods prior to the Company’s ownership and therefore assume the hotels were owned since January 1, 2013. For the full year 2014, the Company anticipates:

Current Outlook
Pro forma RevPAR growth (1)	4.0% to 6.0%
Pro forma Hotel EBITDA Margin (1)	34.5% to 35.5%
Pro forma Consolidated Hotel EBITDA	$338.0M to $358.0M
Corporate Cash General and Administrative expenses	$25.0M to $26.0M
(1) Results exclude one non-comparable hotel: the Residence Inn Atlanta Midtown Historic, which is closed for renovations.

Earnings Call
The Company will conduct its quarterly analyst and investor conference call on February 27, 2014, at 11:00 a.m. (Eastern Time). The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants and requesting RLJ Lodging Trust’s fourth quarter earnings conference call. Additionally, a live webcast of the conference call will be available through the Company’s website at http://rljlodgingtrust.com. A replay of the conference call webcast will be archived and available online through the Investor Relations section of the Company’s website.

About Us
RLJ Lodging Trust is a self-advised, publicly traded real estate investment trust focused on acquiring premium-branded, focused-service and compact full-service hotels. The Company owns 138 properties, comprised of 136 hotels with approximately 21,100 rooms and two planned hotel conversions, located in 21 states and the District of Columbia.

Forward Looking Statements
The following information contains certain statements, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the use of the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “will continue,” “intend,” “should,” “may” or similar expressions. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and the Company’s actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: the current global economic uncertainty, increased direct competition, changes in government regulations or accounting rules, changes in local, national and global real estate conditions, declines in the lodging industry, seasonality of the lodging industry, risks related to natural disasters, such as earthquakes and hurricanes, hostilities, including future terrorist attacks or fear of hostilities that affect travel, the Company’s ability to obtain lines of credit or permanent financing on satisfactory terms, changes in interest rates, access to capital through offerings of the Company’s common and preferred shares of beneficial interest, or debt, the Company’s ability to identify suitable acquisitions, the Company’s ability to close on identified acquisitions and integrate those businesses and inaccuracies of the Company’s accounting estimates. Given these uncertainties, undue reliance should not be placed on such statements. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cautions investors not to place undue reliance on these forward-looking statements and urge investors to carefully review the disclosures the Company makes concerning risks and uncertainties in the sections entitled “Risk Factors,” “Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report, as well as risks, uncertainties and other factors discussed in other documents filed by the Company with the SEC.

###

Additional Contacts:
Leslie D. Hale, Chief Financial Officer, RLJ Lodging Trust – (301) 280-7774
For additional information or to receive press releases via email, please visit our website:

 http://rljlodgingtrust.com

RLJ Lodging Trust
Non-GAAP Definitions

Non-Generally Accepted Accounting Principles (“GAAP”) Financial Measures
The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) Adjusted EBITDA, and (5) Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of its operating performance. FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, and Hotel EBITDA as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company.

Funds From Operations (“FFO”)
The Company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company believes that the presentation of FFO provides useful information to investors regarding the Company’s operating performance and can facilitate comparisons of operating performance between periods and between real estate investment trusts (“REITs”), even though FFO does not represent an amount that accrues directly to common shareholders.

The Company’s calculation of FFO may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. Additionally, FFO may not be helpful when comparing the Company to non-REITs. The Company presents FFO attributable to common shareholders, which includes unitholders of limited partnership interest (“OP units”) in RLJ Lodging Trust, L.P., the Company’s operating partnership, because the OP units are redeemable for common shares of the Company. The Company believes it is meaningful for the investor to understand FFO attributable to all common shares and OP units.

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)
EBITDA is defined as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sales of assets; and (3) depreciation and amortization. The Company considers EBITDA useful to an investor in evaluating and facilitating comparisons of its operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions. The Company presents EBITDA attributable to common shareholders, which includes OP units, because the OP units are redeemable for common shares of the Company. The Company believes it is meaningful for the investor to understand EBITDA attributable to all common shares and OP units.

Hotel EBITDA
With respect to Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses and non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. The Company believes property-level results provide investors with supplemental information about the ongoing operational performance of the Company’s hotels and the effectiveness of third-party management companies operating the Company’s business on a property-level basis.

Pro forma Hotel EBITDA includes hotel results from prior ownership periods and excludes non-comparable hotels which were not open for operation or closed for renovations for comparable periods. Pro forma Consolidated Hotel EBITDA includes hotel results from prior ownership periods and includes the results of non-comparable hotels which were not open for operation or closed for renovations during the comparable periods.

Adjustments to FFO and EBITDA
The Company adjusts FFO and EBITDA for certain additional items, such as discontinued operations, transaction and pursuit costs, the amortization of share-based compensation, and certain other expenses that the Company considers outside the normal course of business. The Company believes that Adjusted FFO and Adjusted EBITDA provide useful supplemental information to investors regarding its ongoing operating performance that, when considered with net income, EBITDA and FFO, is beneficial to an investor’s understanding of its operating performance. The Company adjusts FFO and EBITDA for the following items, as applicable:

•	Transaction and Pursuit Costs: The Company excludes transaction and pursuit costs expensed during the period because it believes they do not reflect the underlying performance of the Company.

•
Non-Cash Expenses: The Company excludes the effect of certain non-cash items because it believes they do not reflect the underlying performance of the Company. The Company has excluded the amortization of share based compensation, non-cash gains on the extinguishment of indebtedness, sales and foreclosures, a non-cash loss on disposal of furniture, fixtures, and equipment associated with assets under renovation, the acceleration of deferred financing fees, the acceleration of deferred management fees and an impairment loss.

•
Other Non-operational Expenses: The Company excludes the effect of certain non-operational expenses because it believes they do not reflect the underlying performance of the Company. The Company has excluded legal expenses it considered outside the normal course of business, loan default penalties and fees, and debt prepayment fees.

RLJ Lodging Trust
Combined Consolidated Balance Sheets
(Amounts in thousands, except share and per share data)

	December 31, 2013	December 31, 2012
Assets
Investment in hotel and other properties, net	$3,241,163	$3,073,483
Investment in loans	8,208	12,426
Cash and cash equivalents	332,248	115,861
Restricted cash reserves	62,430	64,787
Hotel and other receivables, net of allowance of $234 and $194, respectively	22,762	22,738
Deferred financing costs, net	11,599	11,131
Deferred income tax asset	2,529	2,206
Purchase deposits	7,246	9,910
Prepaid expense and other assets	29,789	33,843
Total assets	$3,717,974	$3,346,385
Liabilities and Equity
Borrowings under revolving credit facility	$—	$16,000
Mortgage loans	559,665	997,651
Term loans	850,000	400,000
Accounts payable and other liabilities	115,011	87,575
Deferred income tax liability	3,548	4,064
Advance deposits and deferred revenue	9,851	8,508
Accrued interest	2,695	2,284
Distributions payable	30,870	22,392
Total liabilities	1,571,640	1,538,474
Equity
Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value, 50,000,000 shares authorized; zero shares issued and outstanding at December 31, 2013 and 2012, respectively.	—	—
Common shares of beneficial interest, $0.01 par value, 450,000,000 shares authorized; 122,640,042 and 106,565,516 shares issued and outstanding at December 31, 2013 and 2012, respectively.	1,226	1,066
Additional paid-in-capital	2,178,004	1,841,449
Accumulated other comprehensive loss	(5,941)	—
Distributions in excess of net earnings	(45,522)	(52,681)
Total shareholders’ equity	2,127,767	1,789,834
Noncontrolling interest
Noncontrolling interest in joint venture	7,306	6,766
Noncontrolling interest in Operating Partnership	11,261	11,311
Total noncontrolling interest	18,567	18,077
Total equity	2,146,334	1,807,911
Total liabilities and equity	$3,717,974	$3,346,385

RLJ Lodging Trust
Combined Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)

	For the quarter ended December 31,		For the year ended December 31,
	2013	2012	2013	2012
	(Unaudited)
Revenue
Operating revenue
Room revenue	$209,584	$190,540	$844,741	$738,207
Food and beverage revenue	25,877	24,318	97,083	87,549
Other operating department revenue	7,110	6,572	28,556	23,929
Total revenue	242,571	221,430	970,380	849,685
Expense
Operating expense
Room expense	47,117	41,623	186,667	162,039
Food and beverage expense	17,539	15,382	67,945	60,427
Management fee expense	9,432	8,177	34,956	29,906
Other operating expense	71,620	66,962	285,539	256,565
Total property operating expense	145,708	132,144	575,107	508,937
Depreciation and amortization	32,483	30,743	127,231	126,340
Property tax, insurance and other	15,754	13,624	63,627	52,745
General and administrative	8,627	8,278	35,466	31,086
Transaction and pursuit costs	1,588	380	4,410	3,520
Total operating expense	204,160	185,169	805,841	722,628
Operating income	38,411	36,261	164,539	127,057
Other income	569	175	903	433
Interest income	888	411	1,665	1,664
Interest expense	(14,178)	(22,660)	(64,348)	(83,689)
Loss on disposal	—	—	—	(634)
Gain on foreclosure	32	—	4,863	—
Income from continuing operations before income tax expense	25,722	14,187	107,622	44,831
Income tax expense	(127)	(155)	(879)	(1,369)
Income from continuing operations	25,595	14,032	106,743	43,462
Income (loss) from discontinued operations	2,087	(112)	7,436	(2,143)
Net income	27,682	13,920	114,179	41,319
Net (income) loss attributable to non-controlling interests
Noncontrolling interest in consolidated joint venture	(219)	(48)	(540)	404
Noncontrolling interest in common units of Operating Partnership	(18)	(142)	(718)	(425)
Net income attributable to common shareholders	$27,445	$13,730	$112,921	$41,298
Basic per common share data:
Net income per share attributable to common shareholders before discontinued operations	$0.21	$0.13	$0.89	$0.40
Discontinued operations	0.02	—	0.06	(0.02)
Net income per share attributable to common shareholders	$0.23	$0.13	$0.95	$0.38
Weighted-average number of common shares	121,667,166	105,517,515	117,950,066	105,423,604
Diluted per common share data:
Net income per share attributable to common shareholders before discontinued operations	$0.21	$0.13	$0.88	$0.40
Discontinued operations	0.02	—	0.06	(0.02)
Net income per share attributable to common shareholders	$0.23	$0.13	$0.94	$0.38
Weighted-average number of common shares	122,540,253	105,865,104	118,738,626	105,748,686

Note:
The Statement of Comprehensive Income and corresponding footnotes can be found in the Company’s Annual Report on Form 10-K.

RLJ Lodging Trust
Reconciliation of Net Income to Non-GAAP Measures
(Amounts in thousands, except per share data)
(Unaudited)

Funds From Operations (FFO)

	For the quarter ended December 31,		For the year ended December 31,
	2013	2012	2013	2012
Net income (1)	$27,682	$13,920	$114,179	$41,319
Gain on sale of property	(2,081)	—	(2,081)	—
Depreciation and amortization	32,483	30,743	127,231	126,340
Loss on disposal	—	—	—	634
Gain on extinguishment of indebtedness (2)	(6)	—	(5,708)	—
Impairment loss	—	—	—	896
Noncontrolling interest in joint venture	(219)	(48)	(540)	404
Adjustments related to discontinued operations (3)	8	93	199	458
Adjustments related to joint venture (4)	(121)	(121)	(484)	(451)
FFO attributable to common shareholders	57,746	44,587	232,796	169,600
Gain on foreclosure	(32)	—	(4,863)	—
Transaction and pursuit costs	1,588	380	4,410	3,520
Amortization of share based compensation	3,386	2,863	13,078	8,626
Loan related costs (5)(6)(7)	—	2,782	1,046	3,451
Other expenses (8)(9)	—	134	157	436
Adjusted FFO	$62,688	$50,746	$246,624	$185,633

Adjusted FFO per common share and unit-basic	$0.51	$0.48	$2.08	$1.75
Adjusted FFO per common share and unit-diluted	$0.51	$0.48	$2.06	$1.74

Basic weighted-average common shares and units outstanding (10)	122,561	106,412	118,844	106,318
Diluted weighted-average common shares and units outstanding (10)	123,434	106,759	119,633	106,643

Note:

(1)	Includes net income from discontinued operations.

(2)
For the year ended December 31, 2013, this includes the gain on extinguishment of indebtedness from the SpringHill Suites Southfield, Michigan and Courtyard Goshen, Indiana. This gain is included in discontinued operations.

(3)	Includes depreciation and amortization expense from discontinued operations.

(4)	Includes depreciation and amortization expense allocated to the noncontrolling interest in joint venture.

(5)	Includes $0.7 million for the year ended December 31, 2012, of default interest and penalties incurred in connection with the SpringHill Suites Southfield, Michigan mortgage loan.

(6)	Includes $1.4 million for the quarter and year ended December 31, 2012, of accelerated amortization of deferred financing fees related to the amendment and restatement of the credit facility.

(7)	Includes $1.4 million for the quarter and year ended December 31, 2012, of incremental interest expense related to the accelerated payoff of mortgage indebtedness.

(8)	Includes $0.1 million for the year ended December 31, 2013, of accelerated amortization of deferred management fees.

(9)
Includes less than $0.1 million for the year ended December 31, 2013 and $0.1 million and $0.4 million for the quarter and year ended December 31, 2012, respectively, of legal expenses outside the normal course of operations.

(10)	Includes 0.9 million operating partnership units.

RLJ Lodging Trust
Reconciliation of Net Income to Non-GAAP Measures
(Amounts in thousands)
(Unaudited)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

	For the quarter ended December 31,		For the year ended December 31,
	2013	2012	2013	2012
Net income (1)	$27,682	$13,920	$114,179	$41,319
Depreciation and amortization	32,483	30,743	127,231	126,340
Interest expense, net (2)	14,168	22,654	64,317	83,653
Income tax expense	127	155	879	1,369
Noncontrolling interest in joint venture	(219)	(48)	(540)	404
Adjustments related to discontinued operations (3)	9	255	572	1,744
Adjustments related to joint venture (4)	(121)	(345)	(484)	(1,199)
EBITDA	74,129	67,334	306,154	253,630
Transaction and pursuit costs	1,588	380	4,410	3,520
Gain on sale of property	(2,081)	—	(2,081)	—
Gain on foreclosure	(32)	—	(4,863)	—
Gain on extinguishment of indebtedness (5)	(6)	—	(5,708)	—
Impairment loss	—	—	—	896
Loss on disposal	—	—	—	634
Amortization of share based compensation	3,386	2,863	13,078	8,626
Other expenses (6)(7)	—	134	157	436
Adjusted EBITDA	$76,984	$70,711	$311,147	$267,742
General and administrative (8)	5,241	5,415	22,389	22,460
Other income/interest income	(1,447)	(580)	(2,537)	(2,061)
Corporate overhead allocated to properties	654	249	1,094	726
Operating results from discontinued operations	(9)	(143)	(352)	(497)
Apartment income	(101)	—	(521)	—
Operating results from noncontrolling interest in joint venture	340	393	1,024	795
Pro forma adjustments (9)	(522)	5,021	5,805	23,481
Non-cash amortization (10)	314	245	1,294	1,036
Pro forma Consolidated Hotel EBITDA	$81,454	$81,311	$339,343	$313,682
Non-comparable hotels (11)	(1,350)	79	(2,654)	(309)
Pro forma Hotel EBITDA	$80,104	$81,390	$336,689	$313,373
Note:

(1)	Includes net income from discontinued operations.

(2)
Excludes amounts attributable to investment in loans of $0.9 million and $1.6 million for the quarter and year ended December 31, 2013, respectively and $0.4 million and $1.6 million for the quarter and year ended December 31, 2012, respectively.

(3)	Includes depreciation, amortization and interest expense related to discontinued operations.

(4)	Includes depreciation, amortization and interest expense allocated to the noncontrolling interest in the joint venture.

(5)
For the year ended December 31, 2013, this includes the gain on extinguishment of indebtedness from the SpringHill Suites Southfield, Michigan and Courtyard Goshen, Indiana. This gain is included in discontinued operations.

(6)	Includes $0.1 million for the year ended December 31, 2013, of accelerated amortization of deferred management fees.

(7)
Includes less than $0.1 million for the year ended December 31, 2013 and $0.1 million and $0.4 million for the quarter and year ended December 31, 2012, respectively, of legal expenses outside the normal course of operations.

(8)	General and administrative expenses exclude amortization of share based compensation, which is reflected in Adjusted EBITDA.

(9)	Reflects prior ownership results and recent acquisitions.

(10)	Non-cash amortization includes the amortization of deferred management fees, franchise fees, key money, and non cash ground rent.

(11)
Results primarily reflect the Hotel Indigo New Orleans Garden District and the Residence Inn Atlanta Midtown Historic. The Hotel Indigo New Orleans Garden District was closed most of 2012 due to a conversion upgrade. The Residence Inn Atlanta Midtown Historic is currently closed and undergoing a comprehensive renovation.

RLJ Lodging Trust
Consolidated Debt Summary
(Amounts in thousands)
(Unaudited)

Loan	Base Term (Years)	Maturity (incl. extensions)	Floating / Fixed	Interest Rate (1)	Balance as of December 31, 2013
Secured Debt
Wells Fargo - 5 hotels	3	Oct 2016	Floating	3.77%	$142,000
Capmark Financial Group - 1 hotel	10	Apr 2015	Fixed	6.12%	4,068
Capmark Financial Group - 1 hotel	10	May 2015	Fixed	5.55%	10,916
Capmark Financial Group - 1 hotel	10	Jun 2015	Fixed	5.55%	4,736
Barclay’s Bank - 14 hotels	10	Jun 2015	Fixed	5.55%	118,170
Barclay’s Bank - 4 hotels	10	Jun 2015	Fixed	5.60%	27,804
Capmark Financial Group - 1 hotel	10	Jul 2015	Fixed	5.50%	6,450
Barclay’s Bank - 1 hotel	10	Sep 2015	Fixed	5.44%	10,521
PNC Bank - 7 hotels	4	May 2017	Floating	2.52%	85,000
Wells Fargo - 4 hotels	3	Sep 2020	Floating (2)	4.19%	150,000
Weighted Average/Secured Total				4.28%	559,665

Unsecured Debt
Credit Facility	4	Nov 2017	Floating	1.92%	—
Five-Year Term Loan	5	Nov 2017	Floating (2)(3)	1.87%	275,000
Five-Year Term Loan	5	Aug 2018	Floating (2)	3.25%	350,000
Seven-Year Term Loan	7	Nov 2019	Floating (2)	4.04%	225,000
Weighted Average/Unsecured Total				3.01%	850,000

Total Consolidated Debt				3.51%	$1,409,665

Note:

(1)	Interest rates include the effect of interest rate swaps as of December 31, 2013.

(2)	The floating interest rate is hedged with an interest rate swap.

(3)	Interest rate does not reflect the forward interest rate swap, which goes into effect in December 2014.

RLJ Lodging Trust
Acquisitions
(Unaudited)

2013 Acquisitions	Location	Acquisition Date	Management Company	Rooms	Gross Purchase Price ($ in millions) (1)	% Interest
Courtyard Houston Downtown Convention Center	Houston, TX	Mar 19, 2013	White Lodging Services	191	$34.4	100%
Residence Inn Houston Downtown Convention Center	Houston, TX	Mar 19, 2013	White Lodging Services	171	29.5	100%
Humble Tower Apartments (2)	Houston, TX	Mar 19, 2013	The Sterling Group	82	15.6	100%
Courtyard Waikiki Beach	Honolulu, HI	Jun 17, 2013	Highgate Hotels	399	75.3	100%
Vantaggio Suites Cosmo / Courtyard San Francisco (3)	San Francisco, CA	Jun 21, 2013	N/A	150	29.5	100%
Residence Inn Atlanta Midtown Historic (4)	Atlanta, GA	Aug 6, 2013	N/A	78	5.0	100%
SpringHill Suites Portland Hillsboro	Hillsboro, OR	Oct 8, 2013	InnVentures	106	24.0	100%
Total Acquisitions				1,177	$213.3
Hilton Cabana Miami Beach (5)	Miami Beach, FL	N/A	N/A	231	71.6	100%
Total Acquisitions (including Hilton Cabana)				1,408	$284.9

2012 Acquisitions	Location	Acquisition Date	Management Company	Rooms	Gross Purchase Price ($ in millions)	% Interest
Residence Inn Bethesda Downtown	Bethesda, MD	May 29, 2012	Marriott International	187	$64.5	100%
Courtyard New York Manhattan Upper East Side	New York, NY	May 30, 2012	Highgate Hotels	226	82.0	100%
Hilton Garden Inn San Francisco Oakland Bay Bridge	Emeryville, CA	Jun 11, 2012	Davidson Hotels & Resorts	278	36.2	100%
Embassy Suites Boston Waltham	Waltham, MA	Nov 13, 2012	HEI Hotels and Resorts	275	64.5	100%
Total Acquisitions				966	$247.2

Note:
(1) Gross purchase price does not include net closing adjustments. Please refer to the 10-K for the net purchase price.
(2) Conversion to a 166-room SpringHill Suites is in progress.
(3) This property is currently not open for operations. Conversion to a Courtyard by Marriott is in progress.
(4) The Company was the successful bidder at a foreclosure sale of the property collateralizing the non-performing loan.  The purchase price equates to the original amount paid for the mortgage note in November 2009. The property is closed and undergoing a major renovation.
(5) On November 30, 2012, the Company signed a purchase and sale agreement to acquire upon completion the 231-room Hilton Cabana Miami Beach for a fixed purchase price of $71.6 million, or approximately $310,000 per key. The transaction is expected to close in early 2014.

RLJ Lodging Trust
Pro forma Operating Statistics — Top 40 Assets
(Amounts in thousands, except rooms)
(Unaudited)

For the year ended December 31, 2013

Property	City/State	# of Rooms	EBITDA
DoubleTree Metropolitan Hotel New York City	New York, NY	764	$20,509
Marriott Louisville Downtown	Louisville, KY	616	14,301
Hilton New York Fashion District	New York, NY	280	11,371
Hilton Garden Inn New York West 35th Street	New York, NY	298	11,038
Courtyard Austin Downtown Convention Center	Austin, TX	270	9,059
Courtyard Chicago Downtown Magnificent Mile	Chicago, IL	306	7,496
Courtyard Waikiki Beach (1)	Honolulu, HI	399	7,222
Fairfield Inn & Suites Washington DC Downtown	Washington, DC	198	5,812
Renaissance Pittsburgh Hotel	Pittsburgh, PA	300	5,610
Embassy Suites Tampa Downtown Convention Ctr	Tampa, FL	360	5,534
Embassy Suites Boston Waltham	Waltham, MA	275	5,525
Courtyard New York Manhattan Upper East Side	New York, NY	226	5,405
Marriott Denver South @ Park Meadows	Littleton, CO	279	4,683
Marriott Denver Airport @ Gateway Park	Aurora, CO	238	4,615
Residence Inn Austin Downtown Convention Center	Austin, TX	179	4,607
Hilton Garden Inn San Francisco Oakland Bay Brg	Emeryville, CA	278	4,575
Homewood Suites Washington DC Downtown	Washington, DC	175	4,563
Residence Inn Bethesda Downtown	Bethesda, MD	187	4,447
Hilton Garden Inn Los Angeles Hollywood	Hollywood, CA	160	4,307
Courtyard Houston By The Galleria	Houston, TX	190	4,262
Hilton Garden Inn New Orleans Convention Center	New Orleans, LA	286	4,136
Courtyard Charleston Historic District	Charleston, SC	176	4,060
Embassy Suites Los Angeles Downey	Downey, CA	219	3,671
Residence Inn National Harbor Washington DC	Oxon Hill, MD	162	3,570
Courtyard Houston Downtown Convention Center	Houston, TX	191	3,409
Renaissance Fort Lauderdale Plantation Hotel	Plantation, FL	250	3,378
Renaissance Boulder Flatiron Hotel	Broomfield, CO	232	3,339
Marriott Austin South	Austin, TX	211	3,207
Residence Inn Chicago Oak Brook	Oak Brook, IL	156	3,111
Residence Inn Houston By The Galleria	Houston, TX	146	3,076
Hampton Inn Garden City	Garden City, NY	143	3,065
Residence Inn Houston Downtown Convention Center	Houston, TX	171	3,014
Hilton Garden Inn Bloomington	Bloomington, IN	168	2,907
Fairfield Inn & Suites Key West	Key West, FL	106	2,905
Hilton Garden Inn Pittsburgh University Place	Pittsburgh, PA	202	2,854
Residence Inn Louisville Downtown	Louisville, KY	140	2,752
Hampton Inn Houston Near The Galleria	Houston, TX	176	2,628
Hyatt House Dallas Lincoln Park	Dallas, TX	155	2,567
Marriott Chicago Midway	Chicago, IL	200	2,301
Embassy Suites West Palm Beach Central	West Palm Beach, FL	194	2,245
Top 40 Assets		9,662	207,136
Other (2)		12,556	132,207
Total Portfolio		22,218	$339,343
Note:
The information above has not been audited and is presented only for comparison purposes. Results reflect 100% of DoubleTree Metropolitan Hotel New York City financial results, which have not been adjusted to reflect the 5% noncontrolling interest in the joint venture.
(1) The year ended December 31, 2013 for the Courtyard Waikiki Beach does not include ground lease payments for periods prior to the Company’s ownership. The Company entered into a ground lease upon acquisition, with an annual ground rent amount of $3.5 million through 2016 and subject to CPI increases thereafter.
(2) Does not include SpringHill Suites Portland Hillsboro, which was acquired in Q4 2013, hotels in discontinued operations, and two planned hotel conversions.

RLJ Lodging Trust
Pro forma Operating Statistics
(Unaudited)

For the quarter ended December 31, 2013

Top Markets		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2013	2012	Var	2013	2012	Var	2013	2012	Var	Q4
NYC	5	96.4%	97.6%	(1.3)%	$268.66	$273.97	(1.9)%	$258.91	$267.40	(3.2)%	20%
Chicago	21	67.5%	68.2%	(1.0)%	122.28	125.52	(2.6)%	82.58	85.61	(3.5)%	9%
Austin	17	75.3%	71.4%	5.5%	142.58	138.10	3.2%	107.42	98.65	8.9%	12%
Denver	15	66.6%	60.5%	10.0%	120.90	117.29	3.1%	80.54	71.01	13.4%	8%
Houston	8	73.7%	72.1%	2.3%	141.45	129.90	8.9%	104.27	93.62	11.4%	6%
DC	7	69.2%	67.4%	2.7%	158.02	166.11	(4.9)%	109.36	111.89	(2.3)%	6%
Other	71	69.2%	67.2%	2.9%	122.58	118.28	3.6%	84.79	79.50	6.7%	39%
Total	144	71.7%	69.8%	2.8%	$142.63	$141.18	1.0%	$102.32	$98.52	3.9%	100%

Service Level		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2013	2012	Var	2013	2012	Var	2013	2012	Var	Q4
Focused Service	123	70.9%	68.8%	3.1%	$131.74	$130.69	0.8%	$93.46	$89.89	4.0%	68%
Compact Full Service	20	75.5%	73.7%	2.4%	173.41	172.04	0.8%	130.94	126.81	3.3%	28%
Full Service	1	61.2%	63.9%	(4.2)%	158.99	146.46	8.6%	97.33	93.56	4.0%	4%
Total	144	71.7%	69.8%	2.8%	$142.63	$141.18	1.0%	$102.32	$98.52	3.9%	100%

Chain Scale		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2013	2012	Var	2013	2012	Var	2013	2012	Var	Q4
Upper Upscale	17	71.2%	69.8%	2.1%	$153.56	$149.74	2.5%	$109.39	$104.45	4.7%	23%
Upscale	100	73.0%	71.3%	2.4%	145.17	143.90	0.9%	105.98	102.60	3.3%	68%
Upper Midscale	26	66.2%	62.0%	6.8%	115.30	115.41	(0.1)%	76.31	71.53	6.7%	9%
Midscale	1	76.8%	80.8%	(5.1)%	61.69	66.03	(6.6)%	47.35	53.38	(11.3)%	0%
Total	144	71.7%	69.8%	2.8%	$142.63	$141.18	1.0%	$102.32	$98.52	3.9%	100%

Flags		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2013	2012	Var	2013	2012	Var	2013	2012	Var	Q4
Courtyard	35	70.3%	68.1%	3.3%	$138.97	$139.33	(0.3)%	$97.71	$94.88	3.0%	22%
Residence Inn	35	72.3%	72.1%	0.2%	127.01	124.87	1.7%	91.80	90.09	1.9%	17%
Fairfield Inn	13	65.7%	60.0%	9.5%	117.16	116.17	0.9%	76.97	69.70	10.4%	4%
SpringHill Suites	10	71.4%	65.0%	9.9%	105.73	102.41	3.2%	75.48	66.54	13.4%	4%
Hilton Garden Inn	10	73.6%	72.4%	1.7%	169.12	166.38	1.6%	124.55	120.52	3.3%	11%
Hampton Inn	9	68.1%	64.9%	5.0%	115.14	117.97	(2.4)%	78.47	76.53	2.5%	4%
Marriott	6	64.5%	65.1%	(0.8)%	143.95	136.29	5.6%	92.91	88.70	4.7%	9%
Hyatt House	6	76.2%	74.3%	2.7%	107.47	101.55	5.8%	81.92	75.40	8.6%	3%
Embassy Suites	6	76.2%	71.0%	7.3%	132.56	128.81	2.9%	100.96	91.40	10.5%	6%
Renaissance	3	68.7%	68.3%	0.5%	154.36	151.57	1.8%	105.98	103.59	2.3%	4%
DoubleTree	2	91.4%	90.8%	0.7%	260.41	263.04	(1.0)%	238.13	238.76	(0.3)%	9%
Homewood Suites	2	66.1%	66.8%	(1.1)%	156.44	155.08	0.9%	103.34	103.61	(0.3)%	1%
Hilton	2	87.0%	87.0%	0.1%	237.21	239.71	(1.0)%	206.45	208.50	(1.0)%	5%
Other	5	65.8%	64.8%	1.6%	99.49	97.49	2.1%	65.48	63.16	3.7%	1%
Total	144	71.7%	69.8%	2.8%	$142.63	$141.18	1.0%	$102.32	$98.52	3.9%	100%

Note:
The information above includes results for periods prior to the Company's ownership. The information has not been audited and is presented only for comparison purposes. Results reflect 100% of DoubleTree Metropolitan Hotel New York City financial results, which have not been adjusted to reflect the 5% noncontrolling interest in the joint venture. All results exclude hotels in discontinued operations, two planned hotel conversions, and two non-comparable hotels, the Hotel Indigo New Orleans Garden District and the Residence Inn Atlanta Midtown Historic. The Hotel Indigo New Orleans Garden District was closed for most of 2012 due to a conversion upgrade. The Residence Inn Atlanta Midtown Historic is currently closed and is undergoing a comprehensive renovation. Results also exclude the SpringHill Suites Portland Hillsboro, which was acquired in Q4 2013.

RLJ Lodging Trust
Pro forma Operating Statistics
(Unaudited)

For the year ended December 31, 2013

Top Markets		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2013	2012	Var	2013	2012	Var	2013	2012	Var	FY
NYC	5	96.7%	88.2%	9.6%	$240.43	$239.27	0.5%	$232.47	$210.99	10.2%	15%
Chicago	21	72.0%	72.1%	(0.1)%	126.58	121.83	3.9%	91.15	87.85	3.8%	10%
Austin	17	75.5%	72.6%	3.9%	138.71	129.79	6.9%	104.66	94.21	11.1%	12%
Denver	15	71.9%	69.7%	3.3%	122.27	118.26	3.4%	87.96	82.37	6.8%	9%
Houston	8	75.3%	72.7%	3.5%	146.12	130.80	11.7%	110.01	95.11	15.7%	6%
DC	7	72.4%	74.0%	(2.2)%	168.43	166.15	1.4%	121.93	122.97	(0.8)%	6%
Other	71	73.3%	71.9%	2.0%	125.08	120.22	4.0%	91.69	86.40	6.1%	42%
Total	144	75.1%	73.2%	2.6%	$141.25	$135.29	4.4%	$106.11	$99.02	7.2%	100%

Service Level		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2013	2012	Var	2013	2012	Var	2013	2012	Var	FY
Focused Service	123	74.3%	73.1%	1.6%	$132.61	$126.63	4.7%	$98.53	$92.56	6.4%	70%
Compact Full Service	20	78.6%	74.2%	5.9%	164.13	159.64	2.8%	128.97	118.40	8.9%	26%
Full Service	1	68.0%	67.3%	1.0%	169.88	159.82	6.3%	115.55	107.59	7.4%	4%
Total	144	75.1%	73.2%	2.6%	$141.25	$135.29	4.4%	$106.11	$99.02	7.2%	100%

Chain Scale		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2013	2012	Var	2013	2012	Var	2013	2012	Var	FY
Upper Upscale	17	75.4%	73.6%	2.5%	$152.75	$148.21	3.1%	$115.20	$109.03	5.7%	23%
Upscale	100	76.1%	74.1%	2.7%	142.30	135.44	5.1%	108.31	100.33	7.9%	67%
Upper Midscale	26	69.6%	67.8%	2.6%	120.66	116.99	3.1%	83.97	79.38	5.8%	10%
Midscale	1	83.3%	85.1%	(2.1)%	65.10	65.90	(1.2)%	54.24	56.07	(3.3)%	0%
Total	144	75.1%	73.2%	2.6%	$141.25	$135.29	4.4%	$106.11	$99.02	7.2%	100%

Flags		Occupancy			ADR			RevPAR			% of Hotel EBITDA
	# of Hotels	2013	2012	Var	2013	2012	Var	2013	2012	Var	FY
Courtyard	35	73.8%	71.9%	2.7%	$139.37	$132.78	5.0%	$102.83	$95.40	7.8%	23%
Residence Inn	35	76.1%	76.4%	(0.4)%	129.20	122.49	5.5%	98.29	93.57	5.0%	18%
Fairfield Inn	13	69.2%	69.1%	0.2%	122.60	118.59	3.4%	84.87	81.90	3.6%	5%
SpringHill Suites	10	72.0%	69.3%	3.8%	106.34	102.07	4.2%	76.52	70.75	8.2%	4%
Hilton Garden Inn	10	76.8%	75.1%	2.3%	161.20	153.69	4.9%	123.78	115.41	7.3%	11%
Hampton Inn	9	71.4%	68.3%	4.6%	122.72	119.25	2.9%	87.60	81.42	7.6%	4%
Marriott	6	70.5%	69.2%	1.9%	146.51	137.90	6.2%	103.31	95.45	8.2%	9%
Hyatt House	6	79.6%	77.9%	2.1%	106.35	100.65	5.7%	84.60	78.40	7.9%	3%
Embassy Suites	6	78.6%	75.7%	3.8%	137.06	135.51	1.1%	107.67	102.56	5.0%	6%
Renaissance	3	74.1%	72.3%	2.5%	149.10	149.27	(0.1)%	110.51	107.94	2.4%	4%
DoubleTree	2	91.2%	76.8%	18.7%	230.23	232.35	(0.9)%	209.96	178.48	17.6%	6%
Homewood Suites	2	73.9%	76.0%	(2.8)%	164.10	159.07	3.2%	121.27	120.92	0.3%	2%
Hilton	2	87.4%	86.4%	1.1%	221.30	213.62	3.6%	193.46	184.67	4.8%	4%
Other	5	69.9%	67.8%	3.1%	100.00	97.07	3.0%	69.86	65.77	6.2%	1%
Total	144	75.1%	73.2%	2.6%	$141.25	$135.29	4.4%	$106.11	$99.02	7.2%	100%

Note:
The information above includes results for periods prior to the Company’s ownership. The information has not been audited and is presented only for comparison purposes. Results reflect 100% of DoubleTree Metropolitan Hotel New York City financial results, which have not been adjusted to reflect the 5% noncontrolling interest in the joint venture. All results exclude hotels in discontinued operations, two planned hotel conversions, and two non-comparable hotels, the Hotel Indigo New Orleans Garden District and the Residence Inn Atlanta Midtown Historic. The Hotel Indigo New Orleans Garden District was closed for most of 2012 due to a conversion upgrade. The Residence Inn Atlanta Midtown Historic is currently closed and is undergoing a comprehensive renovation. Results also exclude the SpringHill Suites Portland Hillsboro, which was acquired in Q4 2013.